                                                                      EXHIBIT 32

                       JOINT CEO/CFO CERTIFICATE REQUIRED
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Each of the undersigned, the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Fortune Brands, Inc. (the "Company"), hereby certifies pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Company on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: August 14, 2003

                                                         /s/ Norman H. Wesley
                                                         -----------------------
                                                                Norman H. Wesley
                                                                    Chairman and
                                                         Chief Executive Officer

                                                        /s/ C.P. Omtvedt
                                                        ------------------------
                                                                    C.P. Omtvedt
                                                       Senior Vice President and
                                                         Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Fortune Brands, Inc. and will be retained by Fortune Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.